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                                                                    EXHIBIT 99.1

                           (MOBILITY ELECTRONICS LOGO)

                         WE MAKE MOBILE COMPUTING EASIER

                           www.mobilityelectronics.com

FOR IMMEDIATE RELEASE

CONTACTS:
Tony Rossi                               Joan Brubacher
FRB | Weber Shandwick                    Mobility Electronics, Inc
310-407-6563                             480-596-0061, ext. 202
trossi@webershandwick.com                jbrubacher@mobl.com

                   MOBILITY ELECTRONICS ANNOUNCES $15 MILLION
                        PRIVATE PLACEMENT OF COMMON STOCK

SCOTTSDALE, Ariz., September 2, 2003 -- Mobility Electronics, Inc. (Nasdaq/NMS:
MOBE), a leading provider of innovative portable computing solutions for the mobile computer user, today announced that it has completed a private placement with a group of institutional investors in which the Company sold 2.4 million shares of its common stock at $6.25 per share, resulting in gross proceeds to the Company of $15 million before fees and expenses.

"We intend to use the net proceeds of this offering for general corporate purposes, including funding the increasing working capital requirements that have resulted from growing demand for our new products," said Charlie Mollo, CEO of Mobility Electronics. "The capital raised in this private placement will enable the Company to more effectively pursue the growth opportunities related to our new product lines, including anticipated major customer initiatives, which we believe will ultimately benefit both new and existing stockholders."

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or an applicable exemption from registration requirements. Under the terms of the transaction, the Company has agreed to use all commercially reasonable efforts to file a registration statement on Form S-3 with the Securities and Exchange Commission within 10 days after the closing of the private placement for purposes of registering for resale all of the common stock issued in the private placement, and to cause such registration statement to become effective as promptly after filing as possible.

This news release does not constitute an offer to sell or the solicitation to buy, nor will there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.


                                     -more-

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Mobility Electronics Announces $15 Million Private Placement Of Common Stock
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ABOUT MOBILITY ELECTRONICS, INC.

Mobility Electronics, Inc., based in Scottsdale, Ariz., is a leader in the mobile computing industry, designing, developing and marketing products that allow users to get more from their mobile computing devices. Mobility Electronics' innovative solutions include power devices, software and accessories for handheld and notebook computers, as well as docking stations, connectivity, expansion and video products for portable computers.

Mobility Electronics' brands include both the iGo and MAGMA(TM) product lines. iGo's flagship products include the industry's first combination AC/DC power adapter, Juice(TM) as well as first-to-market handheld software and accessory products such as Pitch(TM) and Quickoffice. The company's MAGMA line of patented expansion products enables the industry's only PCI expansion solutions for servers, desktop and mobile computing users.

Mobility Electronics' products are available to mobile professionals directly via the company's award-winning Web site (www.igo.com) as well as through the company's global distribution base of leading resellers, retailers and OEM partners. For additional information on Mobility Electronics' products and services, call 480-596-0061, or visit its Web site at www.mobilityelectronics.com.

                                       ###

iGo is a registered trademark and Juice, Quickoffice Premier, Quickoffice, Pitch and MAGMA are trademarks of Mobility Electronic, Inc. All other trademarks or registered trademarks are the property of their respective owners.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the benefits of the offering to our new and existing stockholders. These forward-looking statements are based on management's current expectations and beliefs and are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In particular, factors that could cause actual results to differ materially from those in the forward-looking statements include the loss of, and failure to replace, any significant customers; the timing and success of new product introductions; the development and introduction of new products by us and our competitors; the performance of suppliers and subcontractors; industry and general economic or business conditions; and other factors detailed in our filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made and are not guarantees of future performance. We undertake no obligation to publicly update or revise any forward-looking statements.